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                                                                     Exhibit 2.2

                                AMENDMENT NO. 1
                                      TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 is made and effective as of June 29, 2001 (the "Amendment") by and among PITT-DES MOINES, INC., a Pennsylvania corporation (the
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"Seller"), RELIANCE STEEL & ALUMINUM CO., a California corporation (the
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"Purchaser"), and PDM STEEL SERVICE CENTERS, INC., a California corporation (the
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"Assignee").
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                                   RECITALS
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     A.  Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of May 18, 2001 (the "Asset Purchase Agreement").
                               ------------------------

     B. Purchaser assigned all of its right, title and interest in and to the Agreement to Assignee, a subsidiary of Purchaser.

     C. The parties hereto desire to amend the Asset Purchase Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.  Purchase Price Adjustment.  The first sentence of Section 1.05(a) of
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the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

         "Within forty-five (45) days after the Closing, Seller shall, at Seller's expense, prepare and deliver to Purchaser an audited balance sheet of the Business as of June 30, 2001 (the "Closing Balance
                                                         ---------------
         Sheet") which audit shall be performed by Ernst and Young LLP or by an
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         independent public accountant selected by Seller and acceptable to
         Purchaser, acting reasonably."

     2.  Effect of Amendment.  Except as expressly set forth herein, all terms
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and conditions of the Asset Purchase Agreement shall remain unchanged and in full force and effect.

     3.  Counterparts.  This Amendment may be executed in counterparts, each of
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which when so executed being deemed an original and all of which taken together constituting one and the same agreement.

       The remainder of this page is intentionally left blank.  The signature page follows this page.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                    PITT-DES MOINES, INC.


                                    By:   /s/ R. A. Byers
                                       -----------------------------------------
                                    Name: R. A. Byers
                                         ---------------------------------------
                                    Title: Vice President, Finance and Treasurer
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                                    RELIANCE STEEL & ALUMINUM CO.


                                    By:  /s/ David H. Hannah
                                       -----------------------------------------
                                    Name: David. H. Hannah
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer


                                    PDM STEEL SERVICE CENTERS, INC.


                                    By:  /s/ David H Hannah
                                       -----------------------------------------
                                    Name: David H. Hannah
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer